Chief Executive Officer and Principal Financial Officer
Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Modavox Inc. (the "Company") on Form 10-Q for the period ended May 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark D. Severini, the Chief Executive Officer and Principal Financial Officer of Modavox Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents in all material respects, the financial condition and results of operation of the Company.

Date: July 20, 2009

/s/ Mark D. Severini
Mark D. Severini
Chief Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Modavox, Inc. and will be retained by Modavox, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.